Exhibit 23.2

                     CONSENT OF INDEPENDENT ACCOUNTING FIRM

To the Board of Directors
China Organic Agriculture, Inc.

We consent to the inclusion in the foregoing Registration Statement on Form SB-2 of (1) our report, dated February 23, 2007, relating to the financial statements of China Organic Agriculture, Inc. as of December 31, 2006 and for the year ended December 31, 2005. We also consent to the reference to our firm under the caption "Experts".


/s/ Morgenstern, Svoboda & Baer, CPAs, P.C.
New York, New York
August 6, 2007